DELAWARE POOLED TRUST

Registration No. 811-06322
FORM N-SAR
Annual Period Ended October 31, 2015

SUB-ITEM 77B: Accountant?s report on internal control

Accountant?s report on internal control, attached as Exhibit.

SUB-ITEM 77O: Transactions effected pursuant to Rule 10f-3

Three (3) transactions for the annual period ended October 31, 2015 effected pursuant to Rule 10f-3, attached as Exhibit.

SUB-ITEM 77Q1: Exhibits

Exhibit Reference

77.Q1(a) Amended and Restated By-Laws of Delaware Pooled Trust (April 1, 2015), attached as Exhibit.
WS: MFG_Philadelphia: 896544: v1

WS: MFG_Philadelphia: 867281: v1